UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): November 8, 2016

LANNETT COMPANY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Commission File No. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

9000 State Road

Philadelphia, PA 19136

(215) 333-9000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On November 8, 2016, the Board of Directors of Lannett Company Inc. (the “Company”) approved amendments to the Company’s 2006, 2011 and 2014 Long-Term Incentive Plans (the “LTIP Plans”), by adopting a new Section 16 to each of the LTIP Plans to expressly provide that except to the extent approved by the Company’s stockholders, the LTIP Plans do not allow for any repricing of stock options or restricted stock awards or the repurchase of underwater or out-of-the-money stock options or restricted stock awards.

The language of the amendment to each of the LTIP Plans is set forth below:

SECTION 16 Repricing of Awards

Notwithstanding any other provisions of this Plan, except for adjustments pursuant to Section 3.e. or to the extent approved by the Company’s stockholders and consistent with the rules of any stock exchange on which the Company’s securities are traded, this Plan does not permit (a) any decrease in the exercise or purchase price or base value of any outstanding Stock Option or Restricted Stock Awards, (b) the issuance of any replacement Stock Option or Restricted Stock Award which shall be deemed to occur if a Participant agrees to forfeit an existing Stock Option or Restricted Stock Award in exchange for a new Stock Option or Restricted Stock Award with a lower exercise or purchase price or base value, (c) the Company to repurchase underwater or out-of-the-money Stock Option or Restricted Stock Awards, which shall be deemed to be those Stock Option or Restricted Stock Awards with exercise or purchase prices or base values in excess of the current Fair Market Value of the shares of Common Stock underlying the Stock Option or Restricted Stock Award, (d) the issuance of any replacement or substitute Stock Option or Restricted Stock Awards or the payment of cash in exchange for, or in substitution of, underwater or out-of-the-money Stock Option or Restricted Stock Awards, or (e)  any other action that is treated as a repricing under generally accepted accounting principles.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LANNETT COMPANY, INC

By:	/s/ Arthur P. Bedrosian
Chief Executive Officer
Date: November 10, 2016